July 19, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners: We have read the statements made by Brown Advisory Opportunity Fund (formerly The Nevis Fund), a series of shares of the Forum Funds (copy attached), that we understand will be filed with the Commission, pursuant to
Item 77k of Form N-SAR, as part of the Registrant's Form N-SAR report dated May 31, 2006. We agree with the statements concerning our Firm in such statement.


                                         Very truly yours,



                                         Briggs, Bunting & Dougherty, LLP



cc: Carl A Bright
    Treasurer, Forum Funds